Exhibit 10.2

EXECUTION

GUARANTY

THIS GUARANTY (the “Guaranty”) is made and entered into as of October 29, 2018 by Private National Mortgage Acceptance Company, LLC (the “Guarantor”), to and for the benefit of Bank of America, N.A. (together with its successors and assigns, “Administrative Agent”) and those certain buyers named in the Repurchase Agreement (as defined below) (together with their successors and assigns, the “Buyers”).

RECITALS

A.

Subject to the terms and conditions of that certain Amended and Restated Master Repurchase Agreement, dated as of October 29, 2018 (including any amendments, restatements, supplements, modifications or other agreements or other documents referenced therein, collectively, the “Repurchase Agreement”) among Administrative Agent, PennyMac Loan Services, LLC (the “Seller”) and those certain Buyers named therein, Administrative Agent on behalf of Buyers has agreed to purchase certain mortgage loans from  Seller.

B.

As a condition precedent to Administrative Agent’s and Buyers’ agreement to engage in the transactions contemplated under the Repurchase Agreement and in order to provide Administrative Agent and Buyers with further assurances that Seller will perform its obligations under the Repurchase Agreement, Guarantor is required to execute and deliver this Guaranty to Administrative Agent and Buyers.

NOW, THEREFORE, in consideration of the mutual rights and obligations provided herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.	Guaranty of Obligations. Guarantor hereby irrevocably, absolutely and unconditionally guarantees:

(a)

the payment when due, upon maturity, acceleration or otherwise, of all obligations of Seller to Administrative Agent and Buyers under the Repurchase Agreement, howsoever evidenced, whether now existing or hereafter created or arising, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined; and

(b)	the prompt, full and faithful performance and discharge by Seller of each and every term, condition, agreement, representation and warranty on the part of Seller contained in the Repurchase Agreement,

((a) and (b), collectively and severally, the “Obligations”), whether or not (i) such Obligations are from time to time reduced or extinguished and thereafter increased or incurred; (ii) Seller may be liable individually or jointly with others; (iii) recovery upon such Obligations may be or hereafter become barred by any statute of limitations; and/or (iv) such Obligations may be or hereafter become unenforceable.

2.

Guaranty Not Affected by Certain Events.  Neither (a) the dissolution, insolvency or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against Seller nor (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Seller shall affect the obligations of Guarantor hereunder and Administrative Agent on behalf of Buyers may immediately pursue its rights under this Guaranty against Guarantor upon the occurrence of any such events even though Administrative Agent may be stayed from accelerating or collecting the Obligations from Seller.  Further,

Administrative Agent, on behalf of Buyers, may take any actions it deems necessary in any bankruptcy case by or against Seller without releasing or exonerating Guarantor from its obligations under this Guaranty, including, without limitation, any of the following actions: (i) permit or suffer the impairment of any Obligations, (ii) make an election under Bankruptcy Code Section 1111(b)(2), (iii) permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code Section 364 or (iv) permit or suffer the disallowance, avoidance or subordination of any Obligation or collateral (including, without limitation, the Purchased Assets (as defined in the Repurchase Agreement)).

3.

Modification of Obligations. Guarantor authorizes Administrative Agent, on behalf of Buyers, (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute which cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, Obligations or any part thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, Seller or other obligors.  Administrative Agent and Buyers may, without notice to or the further consent of Seller or Guarantor and subject to the terms of Section 18.5 of the Repurchase Agreement, assign this Guaranty in whole or in part to any person acquiring an interest in the Obligations.

4.

Independent Obligation.  The obligations of Guarantor hereunder are independent of the Obligations of Seller, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Seller and whether or not Seller is joined in any such action.

5.

Primary Obligation.  This Guaranty is one of payment, not of collection, and is the primary obligation of the undersigned. Guarantor waives any right to require Administrative Agent on behalf of Buyers to (a) proceed against Seller or any other party; (b) proceed against or exhaust any security held from Seller; or (c) pursue any other remedy in Administrative Agent’s power whatsoever. Guarantor waives any personal defense based on or arising out of any personal defense of Seller other than payment in full of the Obligations, including, without limitation, any defense based on or arising out of the disability of Seller, or the invalidity or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Seller other than payment in full of the Obligations. Administrative Agent on behalf of Buyers may, at its election, exercise any right or remedy Administrative Agent and any Buyer may have against Seller, or any security, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been paid.  Guarantor waives any defense arising out of any such election, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Seller or any security.

6.	Waiver of Rights.

(a)

Waiver of Subrogation, Reimbursement, Contribution and Similar Rights.  As long as there are outstanding Obligations which have not been paid in full, Guarantor waives any claim, remedy or rights that Guarantor may now have or may hereafter acquire against Seller or any guarantor of all or any of the Obligations, including, without limitation: (i) any rights of subrogation and contribution, (ii) any rights of reimbursement, (iii) any rights of performance, (iv) any rights of exoneration and/or any rights of indemnification and (v) any rights to participate in any claim or remedy that Administrative Agent or any Buyer has against Seller or any collateral that Administrative Agent or any Buyer now has or hereafter acquires for the Obligations (including, without limitation, the Purchased Assets), whether or not such claim, remedy or rights arise in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the rights to take or receive from Seller, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or rights (such rights, collectively, the “Guarantor’s Conditional Rights”).  If, notwithstanding the foregoing, any amount shall be paid to Guarantor on account of Guarantor’s Conditional Rights and either (A) such amount is paid to Guarantor at any time when there are outstanding Obligations or (B) regardless of when such amount is paid to Guarantor, any payment made by Seller to Administrative Agent on behalf of Buyers is at any time determined to be a preferential payment, then such amount paid to Guarantor shall be deemed to be held in trust for the benefit of Administrative Agent and Buyers and shall immediately be paid to Administrative Agent to be credited and applied against the Obligations (subject to Section 11.9 of the Repurchase Agreement), whether matured or unmatured, in such order and manner as Administrative Agent, in its sole discretion, shall determine.

(b)

Waiver Regarding Application of Payments.  Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire to require Administrative Agent or Buyers to apply any amounts received by Administrative Agent or Buyers from whatever source on account of the Obligations in any order or application, it being expressly acknowledged and agreed by Guarantor that any amounts received by Administrative Agent or Buyers from whatever source on account of the Obligations may be applied by Administrative Agent toward the payment of such of the Obligations, and in such order of payment and application, as Administrative Agent may from time to time elect in its sole and absolute discretion.

(c)

Waiver of Notice, Presentment, Demand and Similar Rights.  Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire with respect to all presentments, demands for performance, protests and notices, including, without limitation, notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and notices of the existence, creation or incurring of new or additional Obligations.

(d)

Waiver of Priority of Collection and Election of Remedies.  Guarantor irrevocably waives any rights that Guarantor may now have or may hereafter acquire to require Administrative Agent on behalf of Buyers to: (i) proceed against Seller or any other party; (ii) proceed against or exhaust any security held from Seller; or (iii) pursue any other remedy in Administrative Agent’s power whatsoever. Administrative Agent may, at its election, exercise any right or remedy Administrative Agent or Buyers may have against Seller without affecting or impairing in any way the liability of Guarantor under this Guaranty except to the extent the Obligations have been indefeasibly paid in full.  Without expanding any rights of subrogation which Guarantor may possess as set forth in subsection (a) above, Guarantor understands that the exercise by Administrative Agent on behalf of Buyers of certain rights and remedies contained in the Repurchase Agreement may affect or eliminate any such rights of subrogation against Seller and that Guarantor may therefore incur a partially or totally non-reimbursable liability hereunder, nevertheless, Guarantor hereby authorizes and empowers Administrative Agent on behalf of Buyers to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may be available to Administrative Agent, since it is the intent and purpose of Guarantor that the obligations of Guarantor hereunder are absolute.  Guarantor irrevocably waives all rights and any defenses arising out of any such election of remedies by Administrative Agent, even though such election of remedies, such as a nonjudicial foreclosure with respect to security for an Obligation, operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Seller or any guarantor of the Obligations or any security.

(e)

Waiver of Defenses.  To the fullest extent permitted by law, Guarantor irrevocably waives any defense based on or arising out of any defense of Seller other than payment in full of the Obligations, including, without limitation, any defense based upon or arising out of the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Seller other than payment in full of the Obligations.

(f)	Waiver of Termination. Guarantor irrevocably waives any right it has to terminate or revoke the continuing nature of this Guaranty and its application to any Obligations.

(g)

Waiver of Certain Statutory Rights.  Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by Seller or other circumstance that operate to toll any statute of limitations as to Seller shall operate to toll the statute of limitations as to Guarantor.

(h)

Subordination if Any Waiver is Invalid or Void.  Guarantor further agrees that to the extent that any waiver of the rights described in this Guaranty is found by a court of competent jurisdiction to be unenforceable, invalid, void or voidable for any reason, any rights that Guarantor may have against Seller or against any collateral (including, without limitation, the Purchased Assets) or security, and any rights Guarantor may have against any guarantor of all or some of the Obligations, shall be junior and subordinate to any rights that Administrative Agent and Buyers may have against Seller, any collateral (including, without limitation, the Purchased Assets) or security or any other guarantor of all or some of the Obligations, and no such rights shall be exercised by Guarantor until such time as Administrative Agent for the benefit of Buyers shall have received indefeasible payment of the full amount of all Obligations and any obligations of Guarantor under this Guaranty.

7.

Subordination of Debt and Obligations; Receipt of Payments. Any indebtedness or obligations of (i) Seller to Guarantor or (ii) any guarantor of all or some of the Obligations to Guarantor, now or hereafter existing, is hereby subordinated to the obligations of Seller to Administrative Agent and Buyers.  Upon the occurrence of an Event of Default under the Repurchase Agreement and for as long as such event is occurring, Guarantor agrees that, until the Obligations have been fully satisfied, it will not seek, accept or retain for its own accounts, any payment from Seller or any such guarantor on account of such subordinated debt.  Any payments received by Guarantor on account of such subordinated debt during such Event of Default shall be collected and received in trust for Administrative Agent for the benefit of Buyers and shall be immediately paid over by Guarantor to Administrative Agent for the benefit of Buyers without impairing or releasing the obligations of Guarantor hereunder.

8.	Release of Guarantor.

(a)

Release of Guarantor’s Obligations.  This Guaranty shall in all respects be continuing, absolute and unconditional, and shall remain in full force and effect with respect to Guarantor until all Obligations shall have been fully satisfied and paid and Administrative Agent on behalf of Buyers shall have executed and delivered to Guarantor an express written release or cancellation of this Guaranty.  No compromise, settlement, release or discharge of, or indulgence with respect to, or failure, neglect or omission to enforce or exercise any right against Guarantor, or the fact that at any time or from time to time all the Obligations may have been paid in full, shall release or discharge Guarantor.

(b)

Release of Liability.  The liability of Guarantor hereunder is exclusive and independent of any security for or other guarantee of the Obligations, whether executed by Guarantor or by any other party, and the liability of Guarantor hereunder is not affected, impaired or released by (i) any direction of application of payment by Seller or by any other party; (ii) any other guarantee, undertaking or maximum liability of Guarantor or of any other party as to the Obligations; (iii) any payment on or in reduction of any other guarantor of all or some of the Obligations; (iv) any revocation or release of any obligations of any other guarantor of all or some of the Obligations; (v) any dissolution, termination or increase, decrease or change in personnel of Seller; (vi) any payment made to Administrative Agent or any Buyer on the Obligations that is required to be repaid to Seller pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Guarantor waives any right to the deferral or modification of Guarantor’s obligations hereunder by reason of any such proceeding; (vii) any acceptance by Administrative Agent or any Buyer of any security or collateral for, or other guarantors or obligors upon, any Obligation; (viii) any change, modification or amendment of the Repurchase Agreement; (ix) any failure, neglect or omission to perfect, protect, secure or insure any of the foregoing security interests, liens or encumbrances or the properties, or interest in properties, subject thereto; (x) an increase in the individual or aggregate transaction limits in excess of the amounts initially set forth in the Repurchase Agreement; (xi) any change in Seller’s name or legal structure or the merger of Seller into another legal entity or (xii) any act or omission of any kind or at any time upon the part of Administrative Agent with respect to any matter whatsoever, other than the execution and delivery by Administrative Agent on behalf of Buyers to Guarantor of an express written release or cancellation of this Guaranty.

9.	Reserved.

10.	Representations and Warranties of Guarantor. Guarantor hereby represents, warrants and covenants to Administrative Agent and Buyers that:

(a)	Guarantor is duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is formed.

(b)

Guarantor has the power and authority and the legal right to execute, deliver and perform this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty.

(c)

The Guarantor’s execution, delivery and performance of this Guaranty does not contravene any applicable law, and will not conflict with or result in a breach of the terms of its organizational documents.

(d)

All filings and registrations, authorizations, approvals and consents necessary for the Guarantor’s execution, delivery and performance of this Guaranty and for the validity and enforceability thereof, have been made or obtained and are in full force and effect.

(e)

This Guaranty has been duly and validly executed and delivered by Guarantor and is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor, in accordance with its terms, subject to bankruptcy, insolvency and similar laws and to the availability of equitable remedies.

(f)

The execution, delivery and performance of this Guaranty will not violate in any material respect any requirement of law or contractual obligation of Guarantor or any of its subsidiaries and will not result in, or require, the creation or imposition of any lien on any of its or their respective properties or revenues pursuant to any such requirement of law or contractual obligation.

(g)

Guarantor will not declare or pay any dividends upon any shares of Guarantor’s stock now or hereafter outstanding, except dividends payable in the capital stock or stock rights of Guarantor, or make any distribution of assets to its stockholders including, without limitation, pursuant to any stock repurchase, whether in cash, property or securities if; at the date of such payment or distribution, there shall exist a Potential Default under the Repurchase Agreement.

(h)

There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body pending or, to Guarantor’s knowledge, threatened against or affecting Guarantor (or, to Guarantor’s knowledge, any basis therefor) wherein an unfavorable decision, ruling or finding would adversely affect the validity or enforceability of this Guaranty or Guarantor’s ability to carry out its obligations hereunder.

(i)	Guarantor has reviewed and approved the Repurchase Agreement.

11.

Events of Default.  If an Event of Default under the Repurchase Agreement shall have occurred and be continuing, Guarantor agrees that, as between Guarantor and Administrative Agent on behalf of Buyers, the Obligations may be declared to be due for purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any such declaration as against the Seller and that, in the event of any such declaration (or attempted declaration), such Obligations shall forthwith become due by the Guarantor for purposes of this Guaranty.

12.

Authorization for Background Information.  For as long as this Guaranty is in effect, Guarantor authorizes Administrative Agent to conduct periodic background investigations regarding Guarantor at any time and for any reason without further authorization from Guarantor, including, without limitation, obtaining an updated consumer report(s) about Guarantor from a credit reporting agency.

13.

Set-off.  If an Event of Default shall have occurred and be continuing and pursuant to Section 11.9(a) of the Repurchase Agreement, each Buyer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Buyer or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under the Repurchase Agreement to such Buyer or its Affiliates, irrespective of whether or not such Buyer or Affiliate shall have made any demand under this Agreement or any other Principal Agreement and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Buyer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Buyer shall exercise any such right of setoff, (x) all amounts so set off shall be paid over by such Defaulting Buyer immediately to the Administrative Agent for further application in accordance with the provisions of Article 15 of the Repurchase Agreement and, pending such payment, shall be segregated by such Defaulting Buyer from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Buyers, and (y) the Defaulting Buyer shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Buyer as to which it exercised such right of setoff.  The rights of each Buyer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Buyer or its Affiliates may have.  Each Buyer agrees to notify the Guarantor and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  For the avoidance of doubt, the set-off provisions above, shall be subject to the sharing arrangement as agreed to by Administrative Agent and Buyers pursuant to Section 11.9(b) of the Repurchase Agreement.

14.

Intent.  This Guaranty is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Repurchase Agreement and Transactions thereunder as defined under Sections 101(38A)(A), 101(47)(A)(i) and (v) and 741(7)(A)(xi) of the Bankruptcy Code.

15.	General.

(a)

Entire Agreement; Severability.  This Guaranty contains the entire agreement between Guarantor on the one hand and Administrative Agent and Buyers on the other, is the final expression of its intentions and supersedes all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.  No prior or contemporaneous representations, warranties, understandings, offers or agreements of any kind or nature, whether oral or written, have been made by Administrative Agent or Buyers or relied upon by Guarantor in connection with the execution hereof.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(b)	Amendments. No modification, waiver, amendment, discharge or change of this Guaranty shall be valid unless the same is in writing and signed by Administrative Agent on behalf of Buyers.

(c)

Costs and Expenses.  In addition to the Obligations, Guarantor agrees to pay all costs and expenses, including, without limitation, attorneys’ fees, incurred by Administrative Agent in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

(d)	No Assignment. This Guaranty may not be assigned by Guarantor.

(e)

Successors and Assigns.  This Guaranty and the liability and obligations of Guarantor hereunder are binding upon Guarantor and its successors and assigns, and this Guaranty inures to the benefit of and is enforceable by Administrative Agent for the benefit of Buyers and its successors, transferees and assigns.

(f)

No Waiver; Cumulative Remedies.  No right or power of Administrative Agent hereunder shall be deemed to have been waived by any act or conduct on the part of Administrative Agent, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Administrative Agent.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(g)

Seller’s Financial Condition.  Guarantor assumes all responsibility for being and keeping itself informed of Seller’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that neither Administrative Agent nor any Buyer shall have any duty to advise Guarantor of information known to it regarding such circumstances or risks.

(h)

Taxes. All payments made by Guarantor under this Guaranty shall be made without set-off or counterclaim and free and clear of and without deductions for any present or future taxes, fees, withholdings or conditions of any nature (“Taxes”).  Guarantor shall pay any such Taxes, including Taxes on any amounts so paid, and will promptly furnish Administrative Agent with copies of any tax receipts or such other evidence of payment as Administrative Agent may require.

(i)	Cooperation. Guarantor agrees to execute any and all further documents, instruments and agreements as Administrative Agent from time to time request to evidence Guarantor’s obligations hereunder.

(j)

Governing Law. This Guaranty shall be deemed to be made under and shall be governed by the laws of the State of New York without regard to principles of conflicts of laws (except for Section 5-1401 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding this Guaranty, including, without limitation, legal actions to enforce this Guaranty or because of a dispute, breach or default of this Guaranty, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledged and agree that venue in such courts shall be convenient and appropriate for all purposes.

(k)

Waiver of Jury Trial.  Each of Guarantor and Administrative Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guaranty.

(l)

Invalidity. In case any one or more of the provisions contained in this Guaranty shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had not been included.

(m)	Capitalized Terms. Capital terms not otherwise defined herein shall have the meanings assigned such terms in the Repurchase Agreement.

(n)	Joint and Several Liability. If there are two or more Guarantors, each of them shall be jointly and severally liable for the obligations of Guarantor hereunder.

(o)

Counterparts.  This Guaranty may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same agreement.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

Private National Mortgage Acceptance Company, LLC, as Guarantor

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

Signature Page to Guaranty

ACKNOWLEDGED AND AGREED:

Bank of America, N.A., as Administrative Agent

By:	/s/ Adam Robitshek
Name:	Adam Robitshek
Title:	Vice President

Signature Page to Guaranty